Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-175592) and Form S-8 (Nos. 333-180850, 333-174101, 333-165409, 333-162053, 333-140480, 333-131739, 333-122035, 333-115174, 333-103113, 333-81870, 333-72020, 333-55592, 333-30026, 333-52881, 333-21551 and 33-98514) of Pharmacyclics, Inc. of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 26, 2013